THIS SERIES B NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE REGULATORY AUTHORITY UNDER ANY STATE SECURITIES LAWS AND THEREFORE CANNOT BE RESOLD UNLESS IT IS REGISTERED UNDER SUCH ACT OR APPLICABLE LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

PAYMENTS OF PRINCIPAL AND PURCHASE PRICE OF AND INTEREST ON THIS NOTE WILL BE MADE FROM DRAWINGS UNDER THE LETTER OF CREDIT ISSUED BY NATIONSBANK, N.A. (CAROLINAS) (THE "BANK") IF REMARKETING PROCEEDS ARE NOT AVAILABLE OR IF AN EVENT OF DEFAULT HAS OCCURRED. ALTHOUGH THE LETTER OF CREDIT IS A BINDING OBLIGATION OF THE BANK, THIS NOTE IS NOT A DEPOSIT OR OBLIGATION OF NATIONSBANK CORPORATION OR ANY OF ITS AFFILIATED BANKS AND IS NOT GUARANTEED BY ANY OF THESE ENTITIES. THIS NOTE IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AND IS SUBJECT TO CERTAIN INVESTMENT RISKS INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.



REGISTERED                                                      REGISTERED

No. R-1                                                         $10,000,000.00

                              HANOVER DIRECT, INC.
                              FLEXIBLE TERM NOTES,
                                    SERIES B


INTEREST RATE                       MATURITY DATE            DATE OF ISSUANCE

As Described                        October 1,  2009         April 27, 1995

REGISTERED OWNER: Cede & Co.


PRINCIPAL AMOUNT: Ten Million Dollars ($10,000,000.00)

         Hanover Direct, Inc., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay, solely from the sources and in the manner hereinafter provided, to the registered owner, or registered assigns or legal representative, upon presentation and surrender hereof at the principal corporate trust office of Norwest Bank Minnesota, N.A., or its successor (in such capacity, the "Paying Agent"), or by wire transfer, as provided in the Series B Note Agreement, as hereinafter defined, the principal sum set forth above on the Maturity Date set forth above, subject to the prior mandatory or optional redemption of this Series B Note as hereinafter provided, and to pay solely from such source interest hereon at the Interest Rate, as hereinafter defined, payable in arrears on the Interest Payment Date, as hereinafter defined, until payment in full and, to the extent permitted by law, interest on overdue installments of such interest, from the Interest Payment Date applicable to this Series B Note next preceding the date on which this Series B Note is authenticated, unless this Series B Note is (a) authenticated before the first Interest Payment Date following the initial delivery of the Series B Notes issued herein, in which case it shall bear interest from the date of such initial delivery or (b) authenticated upon an Interest Payment Date, in which case it shall bear interest from such Interest Payment Date (unless interest on this Series B Note is in default at the time of authentication, in which case this Series B Note shall bear interest from the last date to which interest has been paid). Except as otherwise provided in the Series B Note Agreement, interest hereon shall be paid to the person in whose name this Series B Note is registered on the register of the Paying Agent at the close of business on the Record Date next preceding each Interest Payment Date, by check or draft mailed to such person at his address as it appears on the register maintained by the Paying Agent, or by wire transfer for holders of an aggregate principal amount of at least $500,000, at the request of such holders, as provided in the Series B Note Agreement. Principal and Purchase Price, as hereinafter defined, of and interest on this Series B Note are payable in lawful currency of the United States of America. If any payment hereon is due on a day which is not a Business Day, as hereinafter defined, payment shall be made on the next succeeding Business Day with the same force and effect as if made on the day such payment was due and, in the case of such payment, no interest shall accrue for the intervening period.

         This Series B Note is one of an issue not to exceed $10,000,000 Hanover Direct, Inc. Flexible Term Notes, Series B (the "Series B Notes"), issued pursuant to a Series B Note Agreement dated as of April 27, 1995 (the "Series B Note Agreement"), between the Borrower and Norwest Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee") and Paying Agent, for the purpose of refinancing and/or financing certain construction, refurbishment and related costs of an approximately 530,000 square foot distribution facility of the Borrower located in Roanoke, Virginia and a new retail store of Gump's, Inc., a subsidiary of the Borrower located in San Francisco, California. Pursuant to the Series B Note Agreement, the Borrower has caused NationsBank, N.A. (Carolinas) (the "Bank") to issue its irrevocable Series B Letter of Credit dated the Date of Issuance (as hereinafter defined and as set forth above) of the Series B Notes (the "Series B Letter of Credit") in favor of the Trustee, in an amount sufficient to pay the Series B Facility Amount and unpaid interest on or Purchase Price of the Series B Notes, but not to exceed $10,145,833, pursuant to a Credit Facilities and Reimbursement Agreement dated as of October 12, 1994 (the "Reimbursement Agreement") by and among the Borrower, the financial lenders listed on the signature pages of the Reimbursement Agreement, including the Bank, and the Bank, as agent, which Series B Letter of Credit initially expires (subject to extension or earlier termination as provided in the Reimbursement Agreement and the Series B Note Agreement) on April 27, 1998. Substitute letters of credit may be delivered in accordance with the Series B Note Agreement. The Trustee is authorized and directed pursuant to the Series B Note Agreement to make timely draws under the Series B Letter of Credit in accordance with the terms thereof, to the extent necessary to make when due the payments of principal of (whether on the Maturity Date referenced above, by acceleration, or by call for redemption), the Purchase Price of and interest on the Series B Notes, except as otherwise provided in the Series B Note Agreement and the Series B Letter of Credit. Reference is hereby made to the Series B Note Agreement, the Series B Letter of Credit, the Reimbursement Agreement and to all amendments and supplements thereto for a description of the provisions, among others, with respect to the nature and extent of the security, the default provisions, the rights, duties and obligations of the Borrower and the Trustee and the rights of the holders of the Series B Notes and the terms upon which the Series B Notes are issued and secured.

         The Series B Notes are issuable in registered form without coupons in denominations of $100,000 or any integral multiple of $100,000 in excess thereof (the "Authorized Denominations"). This Series B Note, upon surrender hereof at the principal corporate trust office of the Paying Agent with a written instrument of transfer satisfactory to the Paying Agent duly endorsed for transfer or accompanied by an assignment duly executed by the holder hereof or his attorney duly authorized in writing and, in either case, with an appropriate guarantee of signature conforming to the requirements of the assignment attached hereto, may, at the option of the holder hereof, be exchanged for Series B Notes of the same aggregate principal amount and tenor as the Series B Notes being exchanged and of any Authorized Denomination. This Series B Note is transferable as provided in the Series B Note Agreement, subject to certain limitations therein contained, only upon the register of the Paying Agent, and only upon surrender of this Series B Note for transfer to the Paying Agent duly endorsed for transfer or accompanied by a written instrument of transfer (in substantially the form of the assignment attached hereto) duly executed by the holder hereof or his duly authorized attorney. Thereupon, one or more new Series B Notes of any Authorized Denomination or Authorized Denominations and in the same aggregate principal amount and tenor as the Series B Note surrendered will be issued to the designated transferee or transferees.

         The person in whose name this Series B Note is registered shall be deemed and regarded as the absolute owner hereof for any purpose, as provided in and as qualified by the Series B Note Agreement.

         The Paying Agent or NationsBank, N.A. (Carolinas) (formerly NationsBank of North Carolina, N.A.), as Remarketing Agent (the "Remarketing Agent"), may make appropriate arrangements for some or all of the Series B Notes to be issued or held by means of a book-entry system administered by a Securities Depository, as hereinafter defined, with no physical distribution of Series B Notes made to the public (other than those Series B Notes, if any, not held under such book-entry system).

         Initially, all of the Series B Notes will be held by means of a book-entry system administered by the Securities Depository. One Series B Note certificate in registered form will be issued for the Series B Notes in the aggregate principal amount of $10,000,000, and will be registered in the name of the Securities Depository Nominee and will be deposited with the Paying Agent. Thereafter, in the event that Series B Notes are issued to the Beneficial Owners thereof in certificated (physical) form (and in each and every case thereafter in which a change in the principal amount of Series B Notes held pursuant to a book-entry system is made), the Paying Agent will take all actions necessary to comply with the Balance Certificate Agreement dated as of the date hereof between Norwest Bank Minnesota, N.A., as transfer agent, and the Securities Depository, which agreement governs the mechanisms for the registration of transfer of Series B Note certificates registered in the name of the Securities Depository Nominee.

         With respect to any Series B Notes that are held by means of a book-entry system, such book-entry system will evidence beneficial ownership of the Series B Notes so held in Authorized Denominations (or, as applicable, positions held by the Participants, beneficial ownership being evidenced in the records of such Participants). Registration and transfers of ownership shall be effected on the records of the Securities Depository and the Participants, as applicable, pursuant to rules and procedures established by the Securities Depository and the Participants. Subject to the provisions of Section 7.09 of the Series B Note Agreement relating to the Bank as holder of the Series B Notes, the Borrower, the Trustee and the Paying Agent will recognize the Securities Depository Nominee, as hereinafter defined, while the registered owner of the Series B Notes so held, as the owner of the Series B Notes for all purposes, including (i) payments of principal and Purchase Price of, and interest on, the Series B Notes, (ii) notices and (iii) voting, subject to certain qualifications as stated in the Series B Note Agreement. Transfer of principal, interest and Purchase Price payments to beneficial owners of the Series B Notes so held will be the responsibility of the Securities Depository and the Participants. The Borrower, the Trustee, the Bank and the Paying Agent will not be responsible or liable for such transfers of payments or for maintaining, supervising or reviewing the records maintained by the Securities Depository, the Securities Depository Nominee or the Participants.

         While the Securities Depository Nominee is the owner of the Series B Notes so held, notwithstanding the provision hereinabove contained, payments of principal and Purchase Price of and interest on such Series B Notes shall be made in accordance with the Letter of Representations dated as of April 27, 1995 among the Borrower, the Trustee, the Remarketing Agent and Paying Agent and received and accepted by the Securities Depository.

SO LONG AS A BOOK-ENTRY SYSTEM OF EVIDENCE AND TRANSFER OF OWNERSHIP IS MAINTAINED WITH RESPECT TO THIS SERIES B NOTE IN ACCORDANCE WITH THE TERMS OF THE SERIES B NOTE AGREEMENT, (1) THE PROVISIONS OF THIS SERIES B NOTE RELATING TO THE DELIVERY OF PHYSICAL SERIES B NOTES SHALL BE DEEMED INAPPLICABLE OR BE OTHERWISE SO CONSTRUED WITH REGARD TO THIS SERIES B NOTE AS TO GIVE FULL EFFECT TO SUCH BOOK-ENTRY SYSTEM AND (2) THE PROVISIONS OF THIS SERIES B NOTE RELATING TO ISSUANCE, PAYMENTS OF PRINCIPAL, PURCHASE PRICE AND INTEREST, AND ESTABLISHMENT OF INTEREST RATES AND INTEREST PERIODS WITH RESPECT TO THE SERIES B NOTES SHALL BE APPLICABLE TO BENEFICIAL OWNERSHIP INTERESTS IN THE SERIES B NOTES IN AUTHORIZED DENOMINATIONS TO THE SAME EXTENT AS SUCH PROVISIONS ARE APPLICABLE TO REGISTERED OWNERSHIP INTERESTS IN THE SERIES B NOTES.

         In the event that a book-entry system of evidence and transfer of ownership of the Series B Notes is discontinued pursuant to the provisions of the Series B Note Agreement, the Series B Notes shall be delivered solely in registered form without coupons in the Authorized Denominations, shall be lettered "R" and numbered separately from 1 upward, and shall be payable, executed, authenticated, registered, exchanged and cancelled pursuant to the provisions hereof and of the Series B Note Agreement.

         All references herein to time shall be Charlotte, North Carolina time unless otherwise expressly stated herein.

         Except as otherwise specifically provided herein, all capitalized words and terms shall have the same meaning when used herein as set forth in the Series B Note Agreement.

         1. CERTAIN DEFINITIONS.

                  "BENEFICIAL OWNER" or "BENEFICIAL OWNER" means the holder of the beneficial ownership interest in each Series B Note as evidenced on (i) if such Series B Note is held pursuant to a book-entry system, the books maintained by the Securities Depository (and, as applicable, its participants or persons acting through such participants), as more fully described in the Letter of Representations, or (ii) if such Series B Note is not held pursuant to a book-entry system, the register maintained by the Paying Agent.

                  "BUSINESS DAY" means any day other than (a) Saturday or Sunday, (b) a day on which commercial banks in New York, New York, or in the city or cities in which the corporate trust office of the Trustee or the Paying Agent, the primary office of the Remarketing Agent or the Placement Agent or the paying office of the Bank are authorized by law or executive order to close or
(c) a day on which the New York Stock Exchange is closed. For purposes of this definition, "paying office of the Bank" means the Bank office responsible for making payments under any Series B Letter of Credit.

                  "DATE OF ISSUANCE" means the date upon which the Series B Notes are issued, authenticated and delivered in accordance with the terms and conditions of Section 2.06 of the Series B Note Agreement.

                  "INTEREST PAYMENT DATE" means the first day after the last day of each Interest Period.

                  "INTEREST PERIOD" means, with respect to any Series B Note, each period of between one (1) and one hundred eighty (180) days established from time to time by the Remarketing Agent in accordance with the Interest Period determination method described in Section 2.02(a) of the Series B Note Agreement.

                  "INTEREST RATE" means, with respect to any Series B Note, the interest rate on such Series B Note determined from time to time by the Remarketing Agent in accordance with the Interest Rate determination method described in Section 2.02(a) of the Series B Note Agreement. In no event shall the Interest Rate exceed the lesser of fifteen percent (15%) per annum or the highest interest rate which may be borne by the Series B Notes under applicable law.

                  "PARTICIPANTS" means securities brokers and dealers, banks, trust companies and clearing corporations which have access to the Securities Depository's system.

                  "PURCHASE DATE" means, with respect to any Series B Notes, the date on which such Series B Notes are required to be purchased pursuant to the terms and conditions of Section 3.07(a) of the Series B Note Agreement.

                  "PURCHASE PRICE" means an amount equal to 100% of the principal amount of any Series B Note tendered or deemed tendered to the Trustee for purchase pursuant to the terms and conditions of Section 3.07 of the Series B Note Agreement, plus accrued and unpaid interest thereon to, but excluding, the Purchase Date.

                  "RECORD DATE" means, with respect to each Interest Payment Date, the Trustee's close of business on the Business Day next preceding such Interest Payment Date.

                  "SECURITIES DEPOSITORY" means, initially, The Depository Trust Company, or any successor or substitute securities depository selected by the Borrower (with the consent of the Trustee and the Remarketing Agent), which shall maintain a book-entry system in respect of the Series B Notes.

                  "SECURITIES DEPOSITORY NOMINEE" means, as to any Securities Depository, such Securities Depository or the nominee of such Securities Depository in whose name there shall be registered on the register maintained by the Paying Agent the Series B Note certificate to be delivered to and immobilized with the Paying Agent during continuation with such Securities Depository of participation in its book-entry system, and shall initially be Cede & Co., nominee of The Depository Trust Company.

         2.  INTEREST ON THE SERIES B NOTES.

                  The Series B Notes will bear interest at the Interest Rate from the Date of Issuance until paid in full. Interest accrued on each Series B Note shall be paid on the applicable Interest Payment Date therefor. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The initial Interest Period and corresponding Interest Rate for each Series B Note will be determined by the Remarketing Agent on the Date of Issuance. After the initial determination of the Interest Period and corresponding Interest Rate, the applicable Interest Period and corresponding Interest Rate shall be determined by the Remarketing Agent at the time and in the manner specified in Section 2.02 of the Series B Note Agreement. The Remarketing Agent's determination of the Interest Periods and Interest Rates shall be conclusive and binding on the Noteholders, the Paying Agent, the Remarketing Agent, the Borrower, the Bank and the Trustee. The Remarketing Agent will notify the Paying Agent in writing (which may be in telecopy form) or by telephone promptly confirmed in writing by 10:00 a.m. on the first Business Day of each Interest Period with respect to any Series B Note, of the identity of such Series B Note, the length of such Interest Period, the Interest Rate therefor and the principal amount of such Series B Note, and, upon the request of the Borrower or the Bank, the Paying Agent shall promptly (but in no event later than the end of such Business Day) after its receipt of such information, forward such information to the Borrower and the Bank. The failure by the Remarketing Agent or the Paying Agent, as applicable, to give any such notice shall not affect the change in the Interest Period and/or Interest Rate.

                  The calculation of interest payable on the Series B Notes as provided in this Agreement will be conclusive and binding on the Borrower, the Bank, the Trustee, the Paying Agent, the Remarketing Agent and the Noteholders, absent manifest error.

                  Neither the Remarketing Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Trustee, the Paying Agent, the Bank or any Noteholder for any action taken or not taken by the Remarketing Agent or any of its directors, officers, agents or employees in connection with the determination of the Interest Period and Interest Rate for each Series B Note pursuant to the Series B Note Agreement, in the absence of its own negligence or willful misconduct.

         3. REDEMPTION OF SERIES B NOTES.

                  (a) OPTIONAL REDEMPTION. The Series B Notes are subject to redemption at the option of the Borrower, in whole or in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the redemption date; provided that any such redemption in part shall be in a minimum principal amount of $100,000.

                  (b) MANDATORY SINKING FUND REDEMPTION. The Series B Notes are subject to mandatory sinking fund redemption prior to the Maturity Date, in part, with the Series B Notes to be redeemed being selected pursuant to Section
3.03 of the Series B Note Agreement, at a redemption price equal to the principal amount thereof, on October 1, or if any such date is not a Business Day, on the next succeeding Business Day with the same force and effect, in the years and in the principal amounts indicated below:

           REDEMPTION DATE                              PRINCIPAL
             (OCTOBER 1)                                  AMOUNT
             -----------                                  ------
                1996                                     $500,000
                1997                                      500,000
                1998                                      500,000
                1999                                      500,000
                2000                                      800,000
                2001                                      800,000
                2002                                      800,000
                2003                                      800,000
                2004                                      800,000
                2005                                      800,000
                2006                                      800,000
                2007                                      800,000
                2008                                      800,000
                2009                                      800,000

                  (c) MANDATORY REDEMPTION ON EXPIRATION OR TERMINATION OF SERIES B LETTER OF CREDIT WITHOUT EXTENSION OR PROVIDING A SUBSTITUTE SERIES B LETTER OF CREDIT. The Series B Notes are subject to mandatory redemption in whole on the fifth (5th) Business Day prior to the stated date of expiration or termination of the Series B Letter of Credit, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the redemption date, unless by the twentieth (20th) day prior to such redemption date the Borrower provides to the Trustee, and the Trustee has accepted, (1) evidence that such Series B Letter of Credit has been extended or
(2) a Substitute Series B Letter of Credit to be effective on or prior to such redemption date.

                  (d) REDEMPTION DATE. The redemption date for Series B Notes to be redeemed as described in paragraph 3(a) above must be an Interest Payment Date with respect to the Series B Notes being redeemed. The redemption date for mandatory redemptions will be as specified in paragraph 3(b) or (c) above, as the case may be, or determined by the Trustee or the Remarketing Agent consistently with the provisions thereof and of the Series B Note Agreement.

                  (e) SELECTION OF SERIES B NOTES TO BE REDEEMED. Except as otherwise provided herein or in Section 3.03 of the Series B Note Agreement, if fewer than all the Series B Notes are to be redeemed, the Remarketing Agent will select the Series B Notes to be redeemed by lot or such other method as it deems in its sole discretion to be fair and appropriate and shall notify the Paying Agent (which notice may be provided by telephone, immediately confirmed in writing by legible facsimile transmission, registered or certified mail, overnight express delivery, or other secure means) of the holders and denominations of Series B Notes to be redeemed; provided, however, that in selecting Series B Notes to be redeemed the Remarketing Agent shall (i) select only Series B Notes not previously called for redemption, (ii) select Bank Notes prior to any other Series B Notes, and (iii) with respect to any mandatory sinking fund redemption as described in paragraph 3(b) above, select the Series B Notes to be redeemed on or before the sixtieth
(60th) day prior to the redemption date, and in making such selection take into account the duration of the Interest Periods with respect to such Series B Notes.

                  In the event the Remarketing Agent fails to notify the Paying Agent of the Series B Notes to be redeemed on or before the ninth (9th) Business Day prior to the redemption date, the Paying Agent shall proceed to select Series B Notes for redemption from among the Outstanding Series B Notes in the chronological order in which their Purchase Dates occur, beginning with the earliest Purchase Date; provided, however, that in selecting Series B Notes to be redeemed the Paying Agent shall (i) select only Series B Notes not previously called for redemption and (ii) select Bank Notes prior to any other Series B Notes. If fewer than all Series B Notes having the same Purchase Date (selected for redemption as provided in the immediately preceding sentence) are to be redeemed, the Paying Agent shall treat each owner of Series B Notes as the owner of one Series B Note for purposes of selection for redemption, and shall select Series B Notes for redemption by lot or such other method as it deems fair and appropriate, (1) from among the holders of less than $1,000,000 in aggregate principal amount, provided that if there are no such holders, or if, after selection from among such holders such selection has not resulted in redemption of a sufficient amount of Series B Notes, then (2) from among the holders of $1,000,000 or more in aggregate principal amount of Series B Notes.

                  No portion of a Series B Note may be redeemed that would result in a Series B Note which is smaller than the then permitted minimum Authorized Denomination. For this purpose, the Remarketing Agent or the Paying Agent will consider each Series B Note in a denomination larger than the minimum denomination permitted by the Series B Notes at the time to be separate Series B Notes each in the minimum denomination.

                  (f) NOTICE OF REDEMPTION. The Trustee will prepare and cause the Paying Agent to send notice of each redemption to each Noteholder whose Series B Notes are being redeemed, the Borrower, the Remarketing Agent and the Bank by first-class mail at least seven (7) Business Days but not more than sixty (60) (or twenty (20), in the case of a mandatory redemption pursuant to paragraph 3(c) above) days before each redemption. The notice shall identify the Series B Notes or portions thereof to be redeemed and will state: (i) the type of redemption and the redemption date, (ii) the redemption price, (iii) that the Series B Notes called for redemption must be surrendered to collect the redemption price, (iv) the address of the Paying Agent at which the Series B Notes must be surrendered, (v) that interest on the Series B Notes called for redemption ceases to accrue on the redemption date, (vi) the CUSIP number of the Series B Notes called for redemption and (vii) any condition to the redemption. Failure by the Trustee or the Paying Agent to give any notice of redemption as to any particular Series B Notes will not affect the validity of the call for redemption of any Series B Notes in respect of which no such failure has occurred. Any notice mailed as provided in the Series B Notes will be conclusively presumed to have been given whether or not actually received by any holder or beneficial owner.

                  (g) EFFECT OF REDEMPTION. On the date fixed for redemption, notice having been given in the manner and under the conditions provided in the Series B Note Agreement, the Series B Notes or portions thereof called for redemption shall be due and payable at the redemption price provided therefor, plus accrued interest to such date. On such redemption date, if moneys sufficient to pay the redemption price of the Series B Notes to be redeemed, plus accrued interest thereon to the date fixed for redemption, are held by the Paying Agent, interest on the Series B Notes called for redemption shall cease to accrue; such Series B Notes shall cease to be entitled to any benefits or security under the Series B Note Agreement or to be deemed Outstanding; and the holders and beneficial owners of such Series B Notes shall have no rights in respect thereof except to receive payment of the redemption price thereof, plus accrued interest to, but excluding, the date of redemption.

                  (h) SERIES B NOTES REDEEMED IN PART. Upon surrender of a Series B Note redeemed in part, the Paying Agent will authenticate for the holder a new Series B Note or Series B Notes equal in principal amount to the unredeemed portion of the Series B Note surrendered.

         4.  PURCHASE OF SERIES B NOTES.

                  (a) MANDATORY PURCHASE OF SERIES B NOTES; NOTICE. Except as provided in paragraph 4(c) below, Series B Notes are subject to mandatory purchase at the Purchase Price:

                           (i) on each Interest Payment Date applicable to such
Series B Note; and

                           (ii) on the effective date of any Substitute Series B
Letter of Credit delivered in accordance with the terms and conditions of the Series B Note Agreement, if, but only if, such Substitute Series B Letter of Credit will result in a Credit Modification.

                  The Trustee will prepare and cause the Paying Agent to send written notice of each mandatory purchase described in paragraph 4(a)(ii) above (a "Notice of Mandatory Purchase") to each Noteholder whose Series B Notes are being purchased, the Remarketing Agent, the Bank and the Borrower at least 15 days but not more than 60 days before the Purchase Date. No Notice of Mandatory Purchase will be given to holders or beneficial owners of Series B Notes if the mandatory purchase is being made as described in paragraph 4(a)(i) above.

                  (b) PAYMENT FOR PURCHASED SERIES B NOTES. The Purchase Price of Series B Notes to be purchased on a Purchase Date shall be paid from Remarketing Proceeds available to pay the Purchase Price of such Series B Notes and, to the extent Remarketing Proceeds are not available to pay the Purchase Price of such Series B Notes, from proceeds of a draw on the Series B Letter of Credit pursuant to the applicable provisions of
Section 5.02(a)(iv) of the Series B Note Agreement. To the extent that sufficient moneys have been made available therefor to the Paying Agent or the Remarketing Agent, as applicable, by 1:45 p.m. on the Purchase Date pursuant to Sections 3.08 and 5.02 of the Series B Note Agreement, upon surrender to the Paying Agent of Series B Notes called for mandatory purchase as provided in the Series B Note Agreement, the Purchase Price therefor shall be paid in immediately available funds by the Paying Agent's or the Remarketing Agent's, as applicable, close of business on the Purchase Date. From and after the Purchase Date or, if later, the date on which such moneys are made available to the Paying Agent or the Remarketing Agent, as applicable, interest accruing on such Series B Notes shall cease to be payable to the prior holder thereof, such Series B Notes shall cease to be entitled to the benefits of the Series B Note Agreement and to such extent the prior holder shall have recourse solely to the funds held by the Paying Agent or the Remarketing Agent, as applicable, for the purchase of such Series B Notes as provided in Section 4.03 of the Series B Note Agreement. Notwithstanding any provision to the contrary herein or in the Series B Note Agreement, for so long as the Series B Notes are held pursuant to a book-entry system maintained by DTC, payments of Purchase Price with respect to such Series B Notes shall be made pursuant to the rules and procedures established by DTC and its Participants.

                  (c) LIMITATION ON TENDERS. The holders shall not be required to tender any Series B Note for purchase on a Purchase Date if on such date, following the occurrence of an Event of Default, the Trustee shall have declared the principal of and interest on the Series B Notes immediately due and payable pursuant to Section 7.02 of the Series B Note Agreement.

                  (d) In the event that any Series B Note purchased pursuant to a mandatory purchase is not delivered by the holder thereof on the date such Series B Note is purchased, the Borrower shall execute (if necessary) and the Paying Agent will authenticate and deliver a new Series B Note of like aggregate principal amount as the Series B Note purchased, the Series B Note purchased shall no longer be deemed outstanding and the owner thereof shall be entitled to receive only those funds held on deposit with respect thereto, and the new Series B Note shall, for all purposes of the Series B Note Agreement, be deemed to evidence the same debt as the Series B Note purchased and shall be remarketed, delivered and registered in accordance with the terms of this Series B Note and the Series B Note Agreement.

         5. REMARKETING OF PURCHASED SERIES B NOTES.

                  (a) REMARKETING EFFORT. Except as otherwise provided in
Section 3.08(a) of the Series B Note Agreement, the Remarketing Agent will use reasonable best efforts to remarket on the Purchase Date all Series B Notes purchased in accordance with the terms of Section 3.07 of the Series B Note Agreement and, to the extent such purchased Series B Notes are not remarketed on the Purchase Date, thereafter will continue to use reasonable best efforts to remarket such purchased Series B Notes, upon the terms and subject to the conditions of the Remarketing Agreement.

                  (b) REMARKETING PROCEEDS. To the extent the Remarketing Agent has remarketed Series B Notes and has received funds representing a payment for such Series B Notes (the "Remarketing Proceeds") from the purchasers thereof, the Remarketing Agent will promptly forward the Remarketing Proceeds by wire transfer (or in such other manner as is acceptable to the Remarketing Agent) to the holders tendering such Series B Notes for purchase (or, if required pursuant to Section 3.08(b) of the Series B Note Agreement, to the Paying Agent). Except as otherwise provided below with respect to Bank Notes, until such transfer, all such Remarketing Proceeds shall be deposited in a separate, segregated account of the Remarketing Agent (or, if transferred to the Paying Agent as provided in the Series B Note Agreement, in a separate, segregated account of the Paying Agent) for application in accordance with the applicable provisions of Section 3.08(b) of the Series B Note Agreement, and until so applied shall be held in trust for the benefit of the holders tendering such Series B Notes for purchase. Notwithstanding any provision to the contrary herein or in the Series B Note Agreement, for so long as the Series B Notes are held pursuant to a book-entry system maintained by DTC, payments of Remarketing Proceeds with respect to such Series B Notes shall be made pursuant to the rules and procedures established by DTC and its Participants.

                  (c) DELIVERY OF PURCHASED SERIES B NOTES. Series B Notes purchased with Remarketing Proceeds (other than Bank Notes) shall be delivered to the purchasers thereof upon receipt of payment therefor. Prior to such delivery, the Paying Agent shall provide for registration of transfer to the Holders, as provided in a written notice from the Remarketing Agent.

         6. MONEYS TO BE HELD IN TRUST. All proceeds of a draw on the Series B Letter of Credit received by the Trustee and all money that the Trustee or the Paying Agent shall hold in, or shall have withdrawn from, the Series B Letter of Credit Fund or shall have received from any other source and set aside for the purpose of paying any of the Series B Notes, either on the Maturity Date set forth above or by purchase (other than as provided in Section 3.08 of the Series B Note Agreement regarding remarketing of Series B Notes) or call for redemption or for the purpose of paying any interest on the Series B Notes, shall be held in trust for the respective holders or beneficial owners of the Series B Notes. Moneys received by the Remarketing Agent, the Paying Agent or the Trustee from the sale of a Series B Note under Section 3.08 of the Series B Note Agreement regarding remarketing of Series B Notes or from the purchase of any Series B Note will be held segregated from other funds held by the Remarketing Agent, the Paying Agent or the Trustee for the benefit of the Person from whom such Series B Note was purchased and will not be invested while so held. Any money that is so set aside and that remains unclaimed by the holders or beneficial owners for a period of five (5) years after the date on which such Series B Notes have become payable shall be remitted to the Borrower and thereafter the holders or beneficial owners shall look only to the Borrower for payment and then only to the extent of the amounts so received, without any interest thereon, and the Trustee, the Remarketing Agent, the Paying Agent and the Bank shall have no responsibility with respect to such money.

         7. DEFAULTS AND REMEDIES. Upon the occurrence of certain events, and on the conditions, in the manner and with the effect set forth in Article VII of the Series B Note Agreement, the principal of all Series B Notes then outstanding under the Series B Note Agreement may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon. The Series B Note Agreement directs the Trustee to declare an acceleration upon notice by the Bank of the occurrence and continuance of an event of default under the Reimbursement Agreement, and upon the occurrence of certain other Events of Default under the Series B Note Agreement. The Trustee has the right to accelerate the entire unpaid principal of and interest on the Series B Notes in certain events only with the Bank's consent, all as provided in more detail in Article VII of the Series B Note Agreement to which reference is hereby made.

         The owner of this Series B Note shall have no right to enforce the provisions of the Series B Note Agreement or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Series B Note Agreement, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Series B Note Agreement and except that any registered owner may institute action to enforce the payment of the principal of or interest on his Series B Note.

         8. MISCELLANEOUS. Modifications or alterations of the Series B Note Agreement may be made only to the extent and in the circumstances permitted by
Article IX of the Series B Note Agreement.

         Executed counterparts of the Series B Note Agreement are on file at the principal corporate trust office of the Trustee. The holder of this Series B Note, by acceptance hereof, consents to all of the terms and provisions of the Series B Note Agreement.

         It is hereby certified that all acts, conditions and things required to happen, exist and be performed under the laws of the State of New York, and under the Series B Note Agreement precedent to and in connection with the issuance of this Series B Note have happened, exist and have been performed as so required, and that the issuance, authentication and delivery of this Series B Note have been duly authorized by the Borrower.

         Unless the Certificate of Authentication hereto has been executed by the Paying Agent by manual signature of one of its Responsible Officers, this Series B Note shall not be entitled to any benefit under the Series B Note Agreement, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Hanover Direct, Inc. has caused this Series B Note to be executed in its name and on its behalf by the manual or facsimile signature of the President and Treasurer and attested by manual or facsimile signature of the Secretary or Assistant Secretary and sealed with the corporate seal of Hanover Direct, Inc., all as of the Date of Issuance set forth above.

                                    HANOVER DIRECT, INC.

                                    By:_____________________________

                                    Name:  Jack Rosenfeld
                                    Title: President and CEO
ATTEST:

By: __________________________
Name: ________________________
Title: _______________________


[CORPORATE SEAL]                    By: ____________________________

                                    Name:  Edward J. O'Brien
                                    Title: Senior Vice President and
                                           Treasurer

                          CERTIFICATE OF AUTHENTICATION



         This Series B Note is one of the Series B Notes issued under the provisions of the within-mentioned Series B Note Agreement.

                                          NORWEST BANK MINNESOTA, N.A.,
                                          as Paying Agent


                                          By: ______________________________
                                                   Responsible Officer

Dated: _________________

                                   ASSIGNMENT




  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
   (PLEASE PRINT OR TYPE THE NAME AND ADDRESS, INCLUDING THE ZIP CODE OF THE TRANSFEREE, AND THE FEDERAL TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

the within Series B Note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________ Attorney to transfer the within Series B Note on the books kept for registration and transfer thereof, with full power of substitution in the premises.

Dated: _____________________


                                       By: _____________________________________

                                       NOTICE     The signature of the
                                                  Registered Owner above must
                                                  correspond with the name of
                                                  the Registered Owner as it
                                                  appears on the registration
                                                  books maintained by the Paying
                                                  Agent.


Signature Guaranteed

By: ______________________________

NOTICE: Signature(s) must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.